Exhibit 10.21

Kristin Blazewicz

Amsterdam, 27 June 2024
Subject: FY25 Compensation / RCA

Dear Kristin,

I hereby confirm updates to your current Employment Arrangement. These new terms have been discussed and approved by the Remuneration and Compensation Committee (RNC) of the Coty Board of Directors.

The new terms of your Employment Arrangement are the following:
• Effective 1 July 2024, your annual base salary is increased from USD$800,000 to USD$850,000 (+6.2%)
•Article 1-h (Restricted Period) of your current Confidentiality, Non-Competition, and Non-Solicitation Agreement is revised from six months to twelve months.
Attached to this letter is a new Confidentiality, Non-Competition, and Non-Solicitation Agreement.

Except as expressly set forth in this amendment, all other elements of your Existing Employment Arrangement are remaining unchanged.

Please confirm acknowledgement and acceptance by signing this letter and the new Confidentiality, Non-Competition, and Non-Solicitation Agreement, returning a copy of each to us.

Thank you for all your commitment and contribution so far and I look forward to a further exciting and successful collaboration in the future.
Best Regards,

/s/ Sue Nabi
Sue Nabi
Chief Executive Officer

In agreement

/s/ Kristin Blazewicz
Kristin Blazewicz